 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-280531
PROSPECTUS SUPPLEMENT
(To prospectus dated July 9, 2024)
$75,000,000
Angel Oak Mortgage REIT, Inc.
Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., BTIG, LLC, Piper Sandler & Co., RBC Capital Markets, LLC and Wells Fargo Securities, LLC relating to shares of our common stock, $0.01 par value per share (our “common stock”), offered by this prospectus supplement. We refer to each of B. Riley Securities, Inc., BTIG, LLC, Piper Sandler & Co., RBC Capital Markets, LLC and Wells Fargo Securities, LLC as an “agent” and, collectively, as the “agents” or the “sales agents.” In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000 from time to time through the agents, as our sales agents.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (the “NYSE”), sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker other than on an exchange or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including block transactions and privately negotiated transactions, as we and the agents may agree.
Our common stock is listed on the NYSE under the trading symbol “AOMR.” On August 7, 2024, the closing price of our common stock on the NYSE was $12.37.
Each agent will be entitled to compensation equal to 2.0% of the gross sales price per share for any shares of our common stock sold through it as sales agent under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the applicable agent will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE to sell shares of our common stock on our behalf. Under the terms of Sales Agreement, we may also sell shares of our common stock to the applicable agent as principal at prices agreed upon at the time of sale.
We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. Subject to certain exceptions, our charter provides that no person may beneficially or constructively own shares of our common stock in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or more than 9.8% in value of our outstanding shares of stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our stock. See “Description of Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Investing in shares of our common stock involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in shares of our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
B. Riley Securities BTIG Piper Sandler
RBC Capital Markets Wells Fargo Securities
The date of this prospectus supplement is August 8, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in making a decision about whether to invest in shares of our common stock. We and the agents have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any authorized free writing prospectus, is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our liquidity, financial condition, results of operations, business and prospects may have changed since those dates. The description set forth in this prospectus supplement replaces and supplements, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in this prospectus supplement, the accompanying prospectus or a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier document.
You should read this document together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we issue. Neither we nor the agents have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified therein.
In this prospectus supplement, unless otherwise indicated or the context requires otherwise, references to: (1) “our company,” “we,” “us” and “our” mean Angel Oak Mortgage REIT, Inc., a Maryland corporation, and its subsidiaries, including the Operating Partnership, through which we hold substantially all of our assets and conduct our operations; and (2) the “Operating Partnership” means Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership. In addition, the term “Angel Oak” refers collectively to Angel Oak Capital Advisors, LLC (“Angel Oak Capital”) and its affiliates, including Falcons I, LLC, our external manager (our “Manager”), Angel Oak Companies, LP and the proprietary mortgage lending platform of our affiliate, Angel Oak Mortgage Solutions LLC (together with other non-operational affiliated originators, “Angel Oak Mortgage Lending”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents we incorporate herein by reference contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “may,” “potential,” “anticipate,” “estimate,” “approximately,” “could”, “project,” “predict,” “continue,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms or by references to strategy, plans or intentions. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, include, but are not limited to:
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factors described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the captions “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

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the effects of adverse conditions or developments in the financial markets and the economy upon our ability to acquire target assets such as non-qualified residential mortgage (“non-QM”) loans, particularly those sourced from Angel Oak’s proprietary mortgage lending platform, Angel Oak Mortgage Lending;

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the level and volatility of prevailing interest rates and credit spreads;

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changes in our industry, inflation, interest rates, business strategies, target assets, the debt or equity markets, the general economy (or in specific regions) or the residential real estate finance and real estate markets specifically;

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general volatility of the markets in which we invest;

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changes in the availability of attractive loans and other investment opportunities, including non-QM loans sourced from Angel Oak Mortgage Lending;

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the ability of our Manager to locate suitable investments for us, manage our portfolio, and implement our strategy;

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our ability to profitably execute securitization transactions;

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our ability to obtain and maintain financing arrangements on favorable terms, or at all;

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the adequacy of collateral securing our investments and a decline in the fair value of our investments;

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the timing of cash flows, if any, from our investments;

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the operating performance, liquidity, and financial condition of borrowers;

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increased rates of default and/or decreased recovery rates on our investments;

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changes in prepayment rates on our investments;

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the departure of any of the members of senior management of our company, our Manager or Angel Oak;

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the availability of qualified personnel;

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conflicts with Angel Oak, including our Manager and its personnel, including our officers, and entities managed by Angel Oak;

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events, contemplated or otherwise, such as acts of God, including hurricanes, earthquakes and other natural disasters, including those resulting from global climate change, pandemics, acts of war or terrorism, the initiation or escalation of military conflicts (such as the Russian invasion of Ukraine)

and others that may cause unanticipated and uninsured performance declines, disruptions in markets, and/or losses to us or the owners and operators of the real estate securing our investments;
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impact of and changes in governmental regulations, tax laws and rates, accounting principles and policies and similar matters;

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the level of governmental involvement in the U.S. mortgage market;

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future changes with respect to the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation in the mortgage market and related events, including the lack of certainty as to the future roles of these entities and the U.S. Government in the mortgage market and changes to legislation and regulations affecting these entities;

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effects of hedging instruments on our target assets and our returns, and the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the market generally, or at all;

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our ability to continue to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; and

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our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making a decision to invest in shares of our common stock. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Company
We are a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. Our strategy is to make credit-sensitive investments primarily in newly-originated first lien non-QM loans that are primarily made to higher-quality non-QM loan borrowers and primarily sourced from Angel Oak’s proprietary mortgage lending platform, Angel Oak Mortgage Lending, which currently operates primarily through a wholesale channel and has a national origination footprint. We also may invest in other residential mortgage loans, residential mortgage-backed securities and other mortgage-related assets, which, collectively with non-QM loans, we refer to as our target assets. Further, we may identify and acquire our target assets through the secondary market when market conditions and asset prices are conducive to making attractive purchases. Our objective is to generate attractive risk-adjusted returns for our stockholders, through cash distributions and capital appreciation, across interest rate and credit cycles.
We are externally managed and advised by our Manager, a registered investment adviser under the Investment Advisers Act of 1940, as amended, and an affiliate of Angel Oak Capital, a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending and capital markets.
Through our relationship with our Manager, we benefit from Angel Oak’s vertically integrated platform and in-house expertise, providing us with the resources that we believe are necessary to generate attractive risk-adjusted returns for our stockholders. Angel Oak Mortgage Lending provides us with proprietary access to non-QM loans, as well as transparency over the underwriting process and the ability to acquire loans with our desired credit and return profile. We believe our ability to identify and acquire target assets through the secondary market is bolstered by Angel Oak’s experience in the mortgage industry and expertise in structured credit investments. In addition, we believe we have significant competitive advantages due to Angel Oak’s analytical investment tools, extensive relationships in the financial community, financing and capital structuring skills, investment surveillance capabilities and operational expertise.
We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. Commencing with our taxable year ended December 31, 2019, we believe that we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our qualification as a REIT, and maintenance of such qualification, depend on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the concentration of ownership of our stock. We also intend to operate our business in a manner that will allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act.
Our principal executive offices are located at 3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326, and our telephone number is 404-953-4900. Our website address is www.angeloakreit.com. Information contained on, or accessible from, or hyperlinked to, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus, or in deciding whether to invest in shares of our common stock.

THE OFFERING
The following is a brief summary of the terms of this offering and the shares of our common stock. We provide the following summary solely for your convenience. This summary is not a complete description of this offering or the shares of our common stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the shares of our common stock, see “Description of Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws” in the accompanying prospectus.
Issuer	Angel Oak Mortgage REIT, Inc., a Maryland corporation.
Securities	Shares of our common stock with an aggregate gross sales price of up to $75,000,000.
Listing	Our common stock is listed on the NYSE under the trading symbol “AOMR.”
Material U.S. federal income tax considerations	For certain material U.S. federal income tax considerations relating to the acquisition, holding and disposition of shares of our common stock, see “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Use of proceeds	We intend to contribute the net proceeds that we receive upon the sale of shares of our common stock by us to or through the agents to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership and the Operating Partnership intends to use the net proceeds it receives from us for general corporate purposes, which may include the acquisition of non-QM loans and other target assets primarily sourced from Angel Oak Mortgage Lending or other target assets through the secondary market in a manner consistent with our strategy and investment guidelines. See “Use of Proceeds” in this prospectus supplement.
Ownership and transfer restrictions	Subject to certain exceptions, our charter provides that no person may beneficially or constructively own shares of our common stock in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or more than 9.8% in value of our outstanding shares of stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our stock. See “Description of Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the reports we file with the SEC, pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that you should consider before making a decision to invest in shares of our common stock.

RISK FACTORS
Investing in shares of our common stock involves risks. You should carefully read and consider the risks described below, as well as the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in shares of our common stock. Each of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.
Risks Related to This Offering
The market price and trading volume of shares of our common stock could be volatile and could decline, resulting in a substantial or complete loss of your investment.
The stock markets, including the NYSE, which is the exchange on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock could be similarly volatile, and investors in shares of our common stock may experience a decrease in the liquidity and value of their shares of our common stock, including decreases unrelated to our operating performance or prospects. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of shares of our common stock include:
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actual or anticipated changes in our operating results or business prospects;

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changes in earnings estimates by securities analysts;

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an inability to meet or exceed securities analysts’ estimates or expectations;

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difficulties or inability to access capital or extend or refinance existing debt;

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publication of research reports about us or our industry by securities analysts;

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conditions or trends in our industry or sector;

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actual or perceived conflicts with Angel Oak, including our Manager and its personnel, including our officers, and entities managed by Angel Oak;

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strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

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the passage of legislation or other regulatory developments that adversely affect us or our industry;

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hedging or arbitrage trading activity in shares of our common stock;

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adverse market reaction to the level of leverage we employ;

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actions by institutional shareholders;

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speculation in the press or investment community;

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changes in interest rates;

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changes in accounting principles;

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additions or departures of key personnel at Angel Oak and/or our Manager, including our officers, or a change in control at either of these entities;

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future sales of shares of our common stock or the perception that such sales may occur;

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failure to maintain our REIT qualification or our exclusion from regulation as an investment company under the Investment Company Act;

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the realization of any of the other risk factors contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus; and

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general market and economic conditions, including continued volatility in the financial and credit markets.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their share price. This type of litigation could result in substantial costs and divert our management’s attention and resources.
An increase in market interest rates may have an adverse effect on the market price of our common stock and our ability to pay distributions to our stockholders.
One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our dividend rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate on shares of our common stock or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock. For instance, if interest rates rise without an increase in our dividend rate, the market price of shares of our common stock could decrease because potential investors may require a higher dividend yield on shares of our common stock as market rates on interest-bearing instruments such as bonds rise.
We may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.
We will retain broad discretion over the use of proceeds from this public offering. Stockholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. We intend to contribute the net proceeds that we receive upon the sale of shares of our common stock by us to or through the agents to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership and the Operating Partnership intends to use the net proceeds it receives from us for general corporate purposes, which may include the acquisition of non-QM loans and other target assets primarily sourced from Angel Oak Mortgage Lending or other target assets through the secondary market in a manner consistent with our strategy and investment guidelines. Because of the number and variability of factors that determine our use of the proceeds, our actual uses of the proceeds may vary substantially from our currently planned uses.
There may be dilution of shares of our common stock as a result of this offering and additional issuances and sales of our securities, which could adversely impact our share price.
The issuance of shares of our common stock from time to time pursuant to the Sales Agreement and the receipt of the expected net proceeds may have a dilutive effect on our earnings per share, REIT taxable income per share and/or book value per share. The actual amount of dilution, if any, cannot be determined at this time and will be based on numerous factors, particularly the actual number of shares of common stock issued pursuant to the Sales Agreement, the use of the net proceeds and the return generated by the investments acquired with the net proceeds.
Our charter authorizes our board of directors to, among other things, authorize the issuance of additional common stock or the issuance of additional preferred stock, or additional securities convertible or exchangeable into equity securities, without the approval of holders of shares our common stock. The issuance of additional shares of common stock from time to time pursuant to the Sales Agreement or other future potential issuances of shares of our common stock, preferred stock or securities convertible or exchangeable into equity securities, may dilute the ownership interest of our existing stockholders. Because our decision to issue additional equity or convertible or exchangeable securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Further, any preferred stock or convertible or exchangeable securities that we may issue in the future may have rights, preferences and privileges that are more favorable than those applicable to our common stock. Also, we cannot predict the effect, if any, of future sales of shares of our common stock, or the availability of shares of our common stock for future sales, on the market price of shares of our common stock. Sales of substantial amounts of shares of our common stock or the perception that such sales could occur may adversely affect the prevailing market price for shares of our common stock.

USE OF PROCEEDS
We intend to contribute the net proceeds that we receive upon the sale of shares of our common stock by us to or through the agents to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership and the Operating Partnership intends to use the net proceeds it receives from us for general corporate purposes, which may include the acquisition of non-QM loans and other target assets primarily sourced from Angel Oak Mortgage Lending or other target assets through the secondary market in a manner consistent with our strategy and investment guidelines.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with B. Riley Securities, Inc., BTIG, LLC, Piper Sandler & Co., RBC Capital Markets, LLC and Wells Fargo Securities, LLC relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell from time to time through the agents, as our sales agents, shares of our common stock having an aggregate gross sales price of up to $75,000,000. In no event will the aggregate number of shares of our common stock sold through the sales agents, as agents for us under the Sales Agreement, have an aggregate gross sales price in excess of $75,000,000.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act by means of ordinary brokers’ transactions on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including block transactions and privately negotiated transactions, as we and the agents may agree. The sales agents are not required to sell any specific number or dollar amount of shares of our common stock. Neither we nor the sales agents will engage in any transactions that stabilize our common stock.
Under the terms of the Sales Agreement, we may also sell shares of our common stock to the designated agent as principal at prices agreed upon at the time of sale. The designated agent may offer the shares of our common stock sold to it as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices.
Upon written instructions from us, the designated agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. We will submit orders to only one sales agent relating to the sale of shares of our common stock on any given day. We will instruct the designated agent as to the amount of shares of our common stock to be sold by such agent. We may instruct the designated agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the designated agent may suspend the offering of shares of our common stock upon proper notice to the other party. The obligation of the designated sales agent to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which each sales agent reserves the right to waive in its sole discretion under the Sales Agreement.
Each agent will be entitled to compensation equal to 2.0% of the gross sales price per share for any shares of our common stock sold through it as sales agent under the Sales Agreement.
The designated agent will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which shares of our common stock are sold by such designated agent under the Sales Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the net proceeds to us and the compensation payable by us to such designated agent in connection with the sales.
Settlement for sales of shares of our common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the designated agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of shares of our common stock sold collectively through the agents under the Sales Agreement, the net proceeds to us and the aggregate compensation paid by us to the agents in connection with the sales of such shares of our common stock.
In connection with the sale of shares of our common stock on our behalf, the agents may, and in connection with sales of shares of our common stock purchased by the agents as principal will, be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the agents may, or will, as applicable, be deemed to be underwriting commissions. We have agreed to provide indemnification and contribution to the agents against certain civil liabilities, including liabilities under the federal securities laws.
We have agreed to reimburse the agents for the fees and expenses of their counsel in connection with the Sales Agreement; provided that we are not required to reimburse the agents for more than (1) $85,000 in connection with the filing of this prospectus supplement and (2) $15,000 per quarter in connection with the ongoing administration of the Sales Agreement, subject to certain exception in the case of this clause (2). We estimate that the total expenses for this offering, excluding compensation and any reimbursements payable to the agents under the terms of the Sales Agreement, will be approximately $200,000.
The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the Sales Agreement having an aggregate gross sales price of $75,000,000 and (2) termination of the Sales Agreement, pursuant to its terms, by the agents or us. An agent may terminate the Sales Agreement at any time but only with respect to itself.
The agents may offer and sell the shares of our common stock to the public through one or more of their respective affiliates or other registered broker-dealers or selling agents.
Certain Relationships
The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For instance, an affiliate of RBC Capital Markets, LLC is a lender under one of our loan financing lines. To the extent that we use any net proceeds that we receive from this offering from time to time to reduce our indebtedness under such loan financing line, this affiliate may receive a portion of such payments.
In addition, in the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments, including the notes. The agents and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. Clifford Chance US LLP, New York, New York, is counsel for the agents in connection with this offering.

EXPERTS
The consolidated financial statements of Angel Oak Mortgage REIT, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.angeloakreit.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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the portions of our Definitive Proxy Statement on Schedule 14A filed on April 3, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;

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our Current Reports on Form 8-K filed on January 24, 2024, March 25, 2024, March 26, 2024, March 28, 2024, May 6, 2024, May 16, 2024, June 26, 2024, July 18, 2024 (excluding Item 2.02 thereto), July 24, 2024 (Item 8.01 and associated Item 9.01 only) and July 25, 2024; and

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the description of shares of our common stock included in our registration statement on Form 8-A filed on June 14, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Angel Oak Mortgage REIT, Inc., 3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326, Attention: Investor Relations, Telephone: (404) 953-4900.

PROSPECTUS
$750,000,000
ANGEL OAK MORTGAGE REIT, INC.
Common Stock
Preferred Stock
Warrants to Purchase Common Stock
Debt Securities
Guarantees of Debt Securities of Angel Oak Mortgage Operating
Partnership, LP
ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP
Debt Securities
Guarantees of Debt Securities of Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. may offer to sell from time to time its common stock, preferred stock, warrants to purchase common stock and debt securities and, unless otherwise described in the applicable prospectus supplement, Angel Oak Mortgage Operating Partnership, LP (the “Operating Partnership”) may fully and unconditionally guarantee the principal of, and premium (if any) and interest on, any such debt securities of Angel Oak Mortgage REIT, Inc. The Operating Partnership may offer to sell from time to time its debt securities, and, unless otherwise described in the applicable prospectus supplement, Angel Oak Mortgage REIT, Inc. may fully and unconditionally guarantee the principal of, and premium (if any) and interest on, any such debt securities of the Operating Partnership.
The common stock, preferred stock, warrants to purchase common stock and debt securities of Angel Oak Mortgage REIT, Inc., which debt securities may be guaranteed by Angel Oak Mortgage Operating Partnership, LP, and the debt securities of the Operating Partnership, which may be guaranteed by Angel Oak Mortgage REIT, Inc., may be offered separately or together, in multiple series, in amounts up to a maximum aggregate offering price of $750,000,000 and at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.
You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered, and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Our common stock is listed on the New York Stock Exchange under the trading symbol “AOMR.” On June 26, 2024, the closing price of our common stock on the New York Stock Exchange was $12.03.
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included on page 4 of this prospectus, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of our securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.
We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. Subject to certain exceptions, our charter provides that no person may beneficially or constructively own shares of common stock in excess of 9.8% in value or in number of shares, whichever is more restrictive, or more than 9.8% in value of our outstanding shares of stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our stock. See “Description of Stock — Restrictions on Ownership and Transfer.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 9, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we and the Operating Partnership have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we and the Operating Partnership may sell, from time to time, in one or more offerings an aggregate amount up to $750,000,000 of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or the Operating Partnership offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus only provides you with a general description of the securities that we and the Operating Partnership may offer and such description is not meant to be a complete description of each security. Each time we or the Operating Partnership sells securities using this prospectus, we or the Operating Partnership will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to: (1) “our company,” “we,” “us” and “our” mean Angel Oak Mortgage REIT, Inc., a Maryland corporation, and its subsidiaries, including the Operating Partnership, through which we hold substantially all of our assets and conduct our operations; and (2) the “Operating Partnership” means Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership. In addition, the term “Angel Oak” refers collectively to Angel Oak Capital Advisors, LLC (“Angel Oak Capital”) and its affiliates, including Falcons I, LLC, our external manager (our “Manager”), Angel Oak Companies, LP and the proprietary mortgage lending platform of affiliate, Angel Oak Mortgage Solutions LLC (together with other non-operational affiliated originators, “Angel Oak Mortgage Lending”), and references to “stock” means both our shares of common stock, par value $0.01 per share (our “common stock”), and our shares of preferred stock, par value $0.01 per share (our “preferred stock”).

SUMMARY
General
We are a real estate finance company focused on acquiring and investing in first lien non-qualified residential mortgage (“non-QM”) loans and other mortgage-related assets in the U.S. mortgage market. Our strategy is to make credit-sensitive investments primarily in newly-originated first lien non-QM loans that are primarily made to higher-quality non-QM loan borrowers and primarily sourced from Angel Oak’s proprietary mortgage lending platform, Angel Oak Mortgage Lending, which currently operates primarily through a wholesale channel and has a national origination footprint. We also may invest in other residential mortgage loans, residential mortgage-backed securities and other mortgage-related assets, which, collectively with non-QM loans, we refer to as our target assets. Further, we may identify and acquire our target assets through the secondary market when market conditions and asset prices are conducive to making attractive purchases. Our objective is to generate attractive risk-adjusted returns for our stockholders, through cash distributions and capital appreciation, across interest rate and credit cycles.
We are externally managed and advised by our Manager, Falcons I, LLC, a registered investment adviser under the Investment Advisers Act of 1940, as amended, and an affiliate of Angel Oak Capital, a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending and capital markets.
Through our relationship with our Manager, we benefit from Angel Oak’s vertically integrated platform and in-house expertise, providing us with the resources that we believe are necessary to generate attractive risk-adjusted returns for our stockholders. Angel Oak Mortgage Lending provides us with proprietary access to non-QM loans, as well as transparency over the underwriting process and the ability to acquire loans with our desired credit and return profile. We believe our ability to identify and acquire target assets through the secondary market is bolstered by Angel Oak’s experience in the mortgage industry and expertise in structured credit investments. In addition, we believe we have significant competitive advantages due to Angel Oak’s analytical investment tools, extensive relationships in the financial community, financing and capital structuring skills, investment surveillance capabilities and operational expertise.
We have elected to be taxed as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019. Commencing with our taxable year ended December 31, 2019, we believe that we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our qualification as a REIT, and maintenance of such qualification, depend on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the concentration of ownership of our stock. We also intend to operate our business in a manner that will allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
Our common stock commenced trading on the New York Stock Exchange on June 17, 2021.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we have elected to take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter or (ii) our annual revenues equal or exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. Our election to take advantage of such reduced disclosure obligations for as long as we continue to be a smaller reporting company may make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information
Angel Oak Mortgage REIT, Inc. was incorporated in Maryland on March 20, 2018. The Operating Partnership was formed in Delaware on February 5, 2020. Our principal executive offices are located at 3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326, and our telephone number is 404-953-4900.
Our website address is www.angeloakreit.com. Information contained on, or accessible from, or hyperlinked to, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus, or in deciding whether to purchase our securities.
Our filings with the SEC are posted on our website at www.angeloakreit.com. Other than the specifically incorporated SEC filings, the information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

RISK FACTORS
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate herein by reference contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms or by references to strategy, plans or intentions. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, include, but are not limited to:
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factors described in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any accompanying prospectus supplement, including those set forth under the captions “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

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the effects of adverse conditions or developments in the financial markets and the economy upon our ability to acquire target assets such as non-QM loans, particularly those sourced from Angel Oak’s proprietary mortgage lending platform, Angel Oak Mortgage Lending;

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the level and volatility of prevailing interest rates and credit spreads;

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changes in our industry, inflation, interest rates, business strategies, target assets, the debt or equity markets, the general economy (or in specific regions) or the residential real estate finance and real estate markets specifically;

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general volatility of the markets in which we invest;

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changes in the availability of attractive loans and other investment opportunities, including non-QM loans sourced from Angel Oak Mortgage Lending;

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the ability of our Manager to locate suitable investments for us, manage our portfolio, and implement our strategy;

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our ability to profitably execute securitization transactions;

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our ability to obtain and maintain financing arrangements on favorable terms, or at all;

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the adequacy of collateral securing our investments and a decline in the fair value of our investments;

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the timing of cash flows, if any, from our investments;

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the operating performance, liquidity, and financial condition of borrowers;

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increased rates of default and/or decreased recovery rates on our investments;

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changes in prepayment rates on our investments;

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the departure of any of the members of senior management of our company, our Manager or Angel Oak;

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the availability of qualified personnel;

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conflicts with Angel Oak, including our Manager and its personnel, including our officers, and entities managed by Angel Oak;

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events, contemplated or otherwise, such as acts of God, including hurricanes, earthquakes and other natural disasters, including those resulting from global climate change, pandemics, acts of war or terrorism, the initiation or escalation of military conflicts (such as the Russian invasion of Ukraine) and others that may cause unanticipated and uninsured performance declines, disruptions in markets, and/or losses to us or the owners and operators of the real estate securing our investments;

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impact of and changes in governmental regulations, tax laws and rates, accounting principles and policies and similar matters;

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the level of governmental involvement in the U.S. mortgage market;

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future changes with respect to the Federal National Mortgage Association (“Fannie Mae”) or Federal Home Loan Mortgage Corporation in the mortgage market and related events, including the lack of certainty as to the future roles of these entities and the U.S. Government in the mortgage market and changes to legislation and regulations affecting these entities;

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effects of hedging instruments on our target assets and our returns, and the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the market generally, or at all;

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our ability to continue to qualify as a REIT for U.S. federal income tax purposes; and

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our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act.

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus and the documents we incorporate by reference herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

GUARANTOR DISCLOSURES
Angel Oak Mortgage REIT, Inc. may guarantee debt securities of the Operating Partnership as described in “Description of Debt Securities” in this prospectus and as may be further described in an applicable prospectus supplement. Any such guarantees by Angel Oak Mortgage REIT, Inc. will be full, irrevocable, unconditional and absolute guarantees to the holders of each series of such outstanding guaranteed debt securities. Angel Oak Mortgage REIT, Inc. holds substantially all of its assets and conducts its operations through the Operating Partnership, and the Operating Partnership is a consolidated subsidiary of Angel Oak Mortgage REIT, Inc. in its consolidated financial statements.
Angel Oak Mortgage REIT, Inc. and the Operating Partnership have filed this prospectus with the SEC registering, among other securities, debt securities of the Operating Partnership, which may be fully and unconditionally guaranteed by Angel Oak Mortgage REIT, Inc. Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of Angel Oak Mortgage REIT, Inc. and the Operating Partnership are not materially different than the corresponding amounts in Angel Oak Mortgage REIT, Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we and the Operating Partnership, as the case may be, intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF STOCK
The following is a summary of the material rights and preferences of our stock. While we believe that the following description covers the material terms of our stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter (our “charter”) and our third amended and restated bylaws (our “bylaws”) and the other documents we refer to for a more complete understanding of our stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 350,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share, of which 125 shares are classified and designated as shares of 12.0% Series A Cumulative Non-Voting Preferred Stock (the “Series A Preferred Stock”). A majority of our entire board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we are authorized to issue. As of June 18, 2024, 24,998,549 shares of common stock and zero shares of our Series A Preferred Stock were issued and outstanding.
Under Maryland law, a stockholder generally is not liable for our debts or obligations solely as a result of that stockholder’s status as a stockholder.
Common Stock
Subject to the preferential rights of any other class or series of shares of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, common stockholders are entitled to receive distributions when and as authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Holders of shares of our common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities and amounts necessary to satisfy the liquidation preference of senior equity securities.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of holders of our common stock, including the election of directors. Cumulative voting in the election of our directors is not permitted. Our directors are elected by a plurality of the votes cast at a meeting at which directors are being elected and at which a quorum is present. This means that the holders of a majority of the outstanding shares of our common stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares are not able to elect any directors.
Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to purchase or subscribe for any shares of our stock. Our charter provides that holders of our common stock generally have no appraisal rights unless our board of directors determines that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise such rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, all shares of our common stock have equal dividend, liquidation and other rights.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another form of entity, engage in a statutory share exchange or engage in similar transactions unless such transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors and the vote required to amend these provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by the Operating Partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, including classes or series of preferred stock, and to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.
Preferred Stock
Under the terms of our charter, our board of directors is authorized to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Before the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.
The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.
We will describe the specific terms of the particular class or series of preferred stock in the prospectus supplement relating to that class or series, which terms will include:
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the designation and par value per share of the class or series of preferred stock;

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the voting rights, if any, of the class or series of preferred stock;

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the number of shares of preferred stock offered, the liquidation preference per share of preferred stock of such class or series and the offering price of the shares of preferred stock;

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the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the class or series of preferred stock;

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whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the class or series of preferred stock will accumulate;

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the provision for a sinking fund, if any, for the class or series of preferred stock;

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the provision for, and any restriction on, redemption, if applicable, of the class or series of preferred stock;

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the provision for, and any restriction on, repurchase, if applicable, of the class or series of preferred stock;

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the terms and provisions, if any, upon which the class or series of preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;

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the terms under which the rights of the class or series of preferred stock may be modified, if applicable;

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the relative ranking and preferences of the class or series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other class or series of preferred stock, including any series of preferred stock ranking senior to or on parity with the class or series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any listing of the class or series of preferred stock on any securities exchange;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

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information with respect to book-entry procedures, if applicable;

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in addition to those restrictions described below, any other restrictions on the ownership and transfer of the class or series of preferred stock; and

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any additional rights, preferences, privileges or restrictions of the class or series of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and to issue the classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law, the terms of any class or series of our stock then outstanding or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although our board of directors has no present intention of doing so, it could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of your shares. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specific entities) at any time during the last half of a taxable year (other than the first year for which an election to be considered a REIT has been made).
Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and qualifying as a REIT, among other reasons. The relevant sections of our charter provide that, subject to the exceptions described below, no person may beneficially or constructively own (1) shares of common stock in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or (2) shares of stock in excess of 9.8% in value of the outstanding shares of our stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value of our outstanding shares of stock and thereby violate the applicable ownership limit.
Our charter provides that our board of directors, subject to certain limits, upon receipt of such representations and agreements as our board of directors may require, may prospectively or retroactively exempt a person from either or both of the ownership limits and establish a different limit on ownership for such person.
As a condition of granting an exception, our board of directors may also require a ruling of the Internal Revenue Service (“IRS”) or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, as our board of directors may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling, opinion, representation or agreement, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such an exception.
Our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further direct or indirect acquisition of shares of our stock (other than by a previously-exempted person) will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock or otherwise cause us to fail to qualify as a REIT.
Our charter further prohibits:
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any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, without limitation, the beneficial or constructive ownership of shares of our stock that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any of the gross income requirements imposed by Section 856(c) of the Code); and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.
The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines, in its sole and absolute discretion, that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT or that compliance with any such restriction is no longer required in order for us to qualify as a REIT.
Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would cause us to fail to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable beneficiaries selected by us. The prohibited owner will have no rights in shares of our stock held by the trust. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to the trust as described above must be repaid to the trust upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restriction on ownership and transfer of our stock, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void and of no force or effect, regardless of any action or inaction by our board of directors, and the intended transferee will acquire no rights in the shares. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.
Shares of our stock transferred to the trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, if the transfer or other event that resulted in the transfer of the shares to the trust did not involve a sale of the shares at market price (as such term is defined in our charter), the last market price of the shares on the day of such event) and (2) the market price on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the trust by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trust and pay the amount of such reduction to the trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the charitable trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other amounts held by the charitable trustee with respect to such shares will be paid to the charitable beneficiary.
Within 20 days of receiving notice from us of the transfer of shares to the trust, the charitable trustee must sell the shares to a person or persons designated by the charitable trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the interest of the charitable beneficiary in the shares will terminate and the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the transfer or other event that resulted in the transfer of the shares to the trust did not involve a sale of the shares at market price, the market price of the shares on the date of the event causing the transfer or other event) and (2) the price per share (net of commissions and other expenses of sale) received by the charitable trustee for the sale or other disposition of the shares. The charitable trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trust. Any net sales proceeds in excess of the amount payable to the prohibited owner and any other amounts held by the trust with respect to such shares will be immediately paid to the charitable beneficiary. In addition, if, prior to discovery by us that shares of our stock have been transferred to the trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trust upon demand.
The charitable trustee will be appointed by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trust will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and the charitable trustee may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the charitable trustee may, at the charitable trustee’s sole and absolute discretion:
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rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

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recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.
If our board of directors determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, without limitation, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the U.S. Treasury regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner actually or beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us in writing with any additional information that we may request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits and the other restrictions on ownership and transfer of our stock set forth in our charter. In addition, any person that is an actual, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial owner or constructive owner must disclose to us in writing such information as we may request in order to determine our status as a REIT and comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above or, in lieu of a legend, a statement that we will furnish a full statement about certain restrictions on ownership and transfer of shares to a stockholder on request and without charge.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is Broadridge Financial Solutions, Inc.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of common stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the minimum or maximum number of warrants which may be exercised at any one time;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

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information with respect to book-entry procedures, if applicable; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find More Information.”
Our Board of Directors
Under our charter and bylaws, the number of our directors may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the Maryland General Corporation Law (the “MGCL”) (which is one) nor, unless our bylaws are amended, more than 15. Our charter and bylaws also provide that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and, if our board of directors is classified, any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship of the class in which the vacancy occurred and until a successor is duly elected and qualifies.
Each of our directors is elected by our stockholders to serve for a term ending at the next annual meeting of stockholders and when his or her successor is duly elected and qualifies. Our directors are elected by a plurality of the votes cast at a meeting at which directors are being elected and a quorum is present. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares of our common stock will not be able to elect any directors. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire board of directors, may be removed from office at any time, but only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For this purpose, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, preclude stockholders from removing incumbent directors except for “cause” and with a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Maryland Business Combination Act
Under the Maryland Business Combination Act (the “MBCA”), “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder, as such terms are defined in the MBCA, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MBCA if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

The MBCA does not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MBCA) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MBCA do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MBCA, our board of directors has adopted a resolution exempting any business combination between us and any other person or group of persons from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. There is no assurance that our board of directors will not amend or revoke this exemption in the future.
Maryland Control Share Acquisition Act
The Maryland Control Share Acquisition Act (the “MCSAA”) provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct the exercise of voting power in electing directors within one of the following ranges:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MCSAA), may compel the board of directors of the Maryland corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the MCSAA, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The MCSAA does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the MCSAA any and all control share acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:
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a classified board of directors;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors may be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors may be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

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a majority requirement for the calling of a special meeting of stockholders.

Pursuant to our charter, we have made an election to be subject to the provisions of Subtitle 8 that provides that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and, if our board of directors is classified, any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship of the class in which the vacancy occurred and until a successor is duly elected and qualifies. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors, (2) require, unless called by our Chairman of our board of directors, our Chief Executive Officer, our President or our board of directors, the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders and (3) provide that a director may be removed only for cause (as defined in our charter), and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.
Amendment to Our Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot amend its charter unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. However, under Maryland law, certain ministerial amendments to our charter may be approved by our board of directors without stockholder action.
If our board of directors declares the amendment advisable, our charter may be amended by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter, except that the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors and the vote required to amend these provisions.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Meetings of Stockholders
Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our Chairman of our board of directors, our Chief Executive Officer, our President or our board of directors. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our Secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such reasonably estimated cost before our Secretary may prepare and deliver the notice of the special meeting.
Corporate Opportunities
Our charter provides that, to the maximum extent permitted from time to time by Maryland law, if any of our directors or officers who is also an officer, director, employee, agent, partner, manager, member or stockholder of Angel Oak Capital, or any of Angel Oak Capital’s affiliates, acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law, unless such director or officer became aware of such business opportunity as a direct result of his or her capacity as our director or officer and (1) we are financially able to undertake such business opportunity, (2) we are not prohibited by contract or applicable law from pursuing or undertaking such business opportunity, (3) such business opportunity, from its nature, is in line with our business, (4) such business opportunity is of practical advantage to us and (5) we have an interest or reasonable expectancy in such business opportunity (a “Retained Opportunity”). Accordingly, except for Retained Opportunities, to the maximum extent permitted from time to time by Maryland law and our charter, none of our directors or officers who is also an officer, director, employee, agent, partner, manager, member or stockholder of Angel Oak Capital, or any of Angel Oak Capital’s affiliates, is required to present, communicate or offer any business opportunity to us and can hold and exploit any business opportunity, or direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election as directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
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pursuant to our notice of the meeting;

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by or at the direction of our board of directors; or

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by a stockholder who was a stockholder of record at the record date set by our board of directors for the meeting, at the time of giving of notice by the stockholder and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws.

Our bylaws further provide that, with respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the special meeting of stockholders, and nominations of individuals for election as directors may be made only:
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by or at the direction of our board of directors; or

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provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the meeting, at the time of giving of the notice required by our bylaws and at the time of the special meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action, if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The restrictions on ownership and transfer of our stock, the supermajority vote and cause requirements to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us. Likewise, if our board of directors were to elect to be subject to the business combination provisions of the MBCA or if the provision in our bylaws opting out of the control share acquisition provisions of the MCSAA were amended or rescinded, the provisions of the MBCA and MCSAA could have similar anti-takeover effects.
Further, our board of directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series of stock that we have authority to issue, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and to issue the classified or reclassified shares, as discussed under the captions “Description of Stock — Common Stock” and “Description of Stock — Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock,” and could authorize the issuance of shares of common stock or shares of another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law, the terms of any class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and to issue the classified or reclassified shares provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “— Meetings of Stockholders” and “— Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control of us, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (1) any Internal Corporate Claim, as such term is defined in the MGCL, (2) any derivative action or proceeding brought on our behalf, other than actions arising under U.S. federal securities laws, (3) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (4) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (5) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent to such court. This provision does not apply to any action or proceeding under federal securities laws or claims arising under the Securities Act, the Exchange Act or any other claim over which U.S. federal courts have exclusive jurisdiction.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or are threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and

•
was committed in bad faith, or

•
was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification, and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it is ultimately determined that the standard of conduct has not been met.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:
•
any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, real estate investment trust, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity.

The rights to indemnification and advance of expenses vest immediately upon an individual’s election as a director or officer. Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors and executive officers pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT.

DESCRIPTION OF DEBT SECURITIES
As used in this “Description of Debt Securities,” references to “we,” “our” or “us” refer either to Angel Oak Mortgage REIT, Inc. or the Operating Partnership, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
With respect to any debt securities issued by Angel Oak Mortgage REIT, Inc., such debt securities will be issued under an indenture among Angel Oak Mortgage REIT, Inc., the Operating Partnership and U.S. Bank Trust Company, National Association, as trustee (the “AOMR Indenture”). With respect to any debt securities issued by the Operating Partnership, such debt securities will be issued under an indenture among the Operating Partnership, Angel Oak Mortgage REIT, Inc. and U.S. Bank Trust Company, National Association, as trustee (the “Operating Partnership Indenture”). Unless the context otherwise requires, references to the “indenture” shall mean the AOMR Indenture or the Operating Partnership Indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of each indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the applicable indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of Angel Oak Mortgage REIT, Inc. (with respect to debt securities of Angel Oak Mortgage REIT, Inc.) or the board of directors of Angel Oak Mortgage REIT, Inc., as the sole member of the sole general partner of the Operating Partnership (with respect to debt securities of the Operating Partnership) and set forth or determined in the manner provided in such resolution, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
Unless otherwise specified in a prospectus supplement, the indenture will designate U.S. Bank Trust Company, National Association as the trustee (the “trustee”) for the indenture with respect to one or more series of our debt securities. U.S. Bank Trust Company, National Association, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
•
whether the issuer of the debt securities is Angel Oak Mortgage REIT, Inc. or the Operating Partnership;

•
the title and ranking of the debt securities (including the terms of any subordination provisions);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal on the debt securities is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made;

•
if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, or any premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities or any guarantees;

•
any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
a discussion of any additional material U.S. federal income tax considerations applicable to an investment in the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

•
whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

•
whether a person other than U.S. Bank Trust Company, National Association is to act as trustee;

•
the securities exchange, if any, on which the debt securities may be listed; and

•
any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”) or a nominee of DTC (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC.
No Protection in the Event of a Change in Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Merger, Consolidation or Sale
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (such person, a “successor person”), unless:
(a)
we are the surviving entity or the successor person (if other than Angel Oak Mortgage REIT, Inc. or the Operating Partnership, as the case may be) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

(b)
immediately after giving effect to the transaction, no Default (as defined below) or Event of Default shall have occurred and be continuing.

We must deliver to the trustee prior to the consummation of the proposed transaction an officers’ certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any supplemental indenture comply with the indenture.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the debt securities and the indenture.
Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by the Operating Partnership will be fully and unconditionally guaranteed by Angel Oak Mortgage REIT, Inc. (the “REIT Guarantor”) and the debt securities issued by Angel Oak Mortgage REIT, Inc. will be fully and unconditionally guaranteed by the Operating Partnership (together with the REIT Guarantor, the “Guarantors”). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the applicable Guarantor. The obligations of the applicable Guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the applicable guarantee will be set forth in the applicable prospectus supplement.
Merger, Consolidation or Sale of any Guarantor
The applicable Guarantor may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties to, any other person, unless:
(a)
such Guarantor will be the continuing entity, or the successor entity (if other than such Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume the obligations of such Guarantor under the guarantee and the due and punctual performance and observance of all of the covenants and conditions in the indenture; and
(b)
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Such Guarantor must deliver to the trustee prior to the consummation of the proposed transaction an officers’ certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any supplemental indenture comply with the indenture.
Notwithstanding the above, any subsidiary of any Guarantor may consolidate with, merge into or transfer all or part of its properties to such Guarantor and neither an officers’ certificate nor an opinion of counsel will be required to be delivered.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the applicable Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Guarantor, and such predecessor Guarantor shall be released from all obligations and covenants under the indenture; provided, however, that such predecessor Guarantor shall not be relieved from the obligation, if any, to guarantee the payment of the principal of and interest on the debt securities of such series except in the case of a consolidation, merger, sale, conveyance or transfer of all or substantially all of the property of such Guarantor that is subject to, and that complies with, the provisions described in the immediately preceding paragraphs.
Events of Default
The following events constitute Events of Default, unless otherwise provided by resolution of the board of directors, supplemental indenture or officers’ certificate:
(a)
default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

(b)
default in the payment of principal of any debt security at maturity;

(c)
default in the performance or breach of any covenant or warranty by us under the debt security of that series or the indenture (other than defaults pursuant to paragraph (a) or (b) above or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of securities other than that series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default;

(d)
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or the applicable Guarantor; or

(e)
any other Event of Default provided with respect to debt securities of that series, which is specified in a resolution of the board of directors, a supplemental indenture to the indenture or an officers’ certificate, in accordance with the applicable provisions of the indenture.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than an Event of Default specified in paragraph (d) above, which shall result in an automatic acceleration), then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in principal amount of the outstanding debt securities of that series, by notice in writing to us and the trustee, may rescind and annul such declaration and its consequences, including any related payment default that resulted from such acceleration, if all Events of Default with respect to debt securities of that series, other than the non-payment of the principal and interest, if any, of debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, claim, expense or liability that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of at least a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)
such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities;

(b)
the holders of not less than 25% in principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

(c)
such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;

(d)
the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of at least a majority in principal amount of the outstanding debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act of 1939), within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations (as defined below) of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under “— Merger, Consolidation or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default
In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:
•
either:

•
all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

•
all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;

•
we have paid or caused to be paid all other sums payable under the indenture by us; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency;

•
to comply with covenants in the indenture described above under “— Merger, Consolidation or Sale”;

•
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

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to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture; or

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to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

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waive a redemption payment with respect to any debt security, provided that such redemption is made at our option; or

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if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past Default under the indenture with respect to that series and its consequences, except a Default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of at least a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Regarding the Trustee
Unless otherwise specified in a prospectus supplement, U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the debt securities, subject to replacement at our option as provided in the indenture.
Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others. If an Event of Default occurs and is continuing, the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and, if requested, provided the trustee indemnity satisfactory to it.
If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
No Personal Liability of Directors, Officers, Employees or Stockholders
No director, officer, employee or stockholder will have any liability for any of our obligations under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of shares of our common stock. In addition, the U.S. federal income tax consequences of an investment in debt securities or the acquisition, ownership, disposition and exercise of the warrants will be described in the related prospectus supplement. For purposes of this section only, references to “Angel Oak,” “our,” “us” or “we” mean only Angel Oak Mortgage REIT, Inc. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, U.S. Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. In addition, this summary does not discuss how the scheduled expiration of certain provisions of the Tax Cuts and Jobs Act (the “TCJA”) on December 31, 2025, may affect us or our stockholders. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary does not discuss pending proposals to increase federal income tax rates on both ordinary income and long-term capital gains. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
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U.S. expatriates;

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persons who mark-to-market our common stock;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies (“RIC”);

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REITs;

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trusts and estates;

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stockholders who receive shares of our common stock through the exercise of employee stock options or otherwise as compensation;

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persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding their interest in us through a partnership or similar pass-through entity;

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persons holding a 10% or more (by vote or value) beneficial interest in us;

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tax-exempt organizations;

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stockholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code); and

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non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that stockholders hold our common stock as capital assets, which generally means as property held for investment.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF SHARES OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING SHARES OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF SHARES OF OUR COMMON STOCK.
U.S. Federal Income Tax Considerations as a REIT
Taxation of Angel Oak — General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2019. We believe that, commencing with our taxable year ended December 31, 2019, we have been organized and operated, and we intend to continue to operate in conformity with the requirements for qualification and taxation as a REIT under the Code.
In connection with this offering, Sidley Austin LLP will render an opinion that, commencing with our taxable year ended December 31, 2019, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code. The opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Sidley Austin LLP is conditioned upon factual representations and covenants made by us and/or our Manager, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe that we have been organized and operate in conformity with the requirements for qualification as a REIT under the Code, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Sidley Austin LLP or us that we will so qualify for any particular year. Sidley Austin LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of stock ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of stock ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe that we will continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to continue to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “— Taxation of Taxable U.S. Stockholders” below.
Individuals who are stockholders of corporations that are not REITs are generally taxed on qualifying corporate dividends at a reduced maximum rate (the same rate as that applicable to long-term capital gains), thereby substantially reducing, though not completely eliminating, the economic effect of the double taxation that has historically applied to corporations and their stockholders. With limited exceptions, however, dividends received by individual U.S. stockholders from REITs are taxed at rates applicable to ordinary income. However, the TCJA generally may allow individual U.S. stockholders to deduct from their taxable income one-fifth of the REIT dividends payable to them that are not treated as capital gains dividends or as qualified dividend income (“Qualified REIT Dividends”) for taxable years before January 1, 2026. See “— Taxation of Taxable U.S. Stockholders” below.
Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
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We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

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We will have one or more subsidiaries that are subchapter C corporations that will be “taxable REIT subsidiaries” (“TRSs”), the earnings of which will be subject to U.S. federal corporate income tax (including potentially a 15% alternative minimum tax (“AMT”) on the adjusted financial statement income (“AFSI”) of TRSs whose three-year average AFSI exceeds $1 billion).

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to income tax at the corporate tax rate.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests, that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a corporation that is not a REIT, a RIC or an S corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the transferor corporation, we will be subject to tax on such appreciation at the corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the transferor corporation. The results described in this paragraph assume that such corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We or our TRS will generally be subject to corporate income tax on excess inclusion income (“EII”) attributable to “real estate mortgage investment conduit” (“REMIC”) “residual interests” and similar interests in taxable mortgage pools (“TMPs”) from the issuance of bonds secured directly or indirectly by mortgage loans (“Securitized Bonds”), which, to the extent consistent with our qualification as a REIT, we intend to retain, and pay corporate level tax on, rather than distribute to our stockholders.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in the shares of our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations to be promulgated.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
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that is managed by one or more directors or trustees;

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the beneficial ownership of which is evidenced by transferable stock or by transferable certificates of beneficial interest;

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that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

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that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

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the beneficial ownership of which is held by 100 or more persons (the “100 Stockholder Rule”);

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in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities) (the “5/50 Rule”);

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that has no earnings and profits from any non-REIT taxable year or as a successor to any subchapter C corporation at the close of any taxable year;

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that uses the calendar year for U.S. federal income tax purposes;

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which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

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that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first through forth conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The fifth and sixth conditions (the 100 Stockholder Rule and the 5/50 Rule) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. For purposes of the sixth condition, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust.
We believe that we have issued shares with sufficient diversity of ownership to satisfy the fifth and sixth conditions (the 100 Stockholder Rule and the 5/50 Rule). Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT. The relevant sections of our charter provide that, subject to certain exceptions, no person may beneficially or constructively own (1) shares of common stock in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or (2) shares of capital stock in excess of 9.8% in value of the outstanding shares of our capital stock. Our charter provides that our board of directors, subject to certain limits, upon receipt of such representations and agreements as our board of directors may require, may prospectively or retroactively exempt a person from either or both of these ownership limits and establish a different limit on ownership for such person. The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our charter key off the ownership at any time by any “person,” which term includes entities. These ownership limitations in our charter are common in REIT organizational documents and are intended to provide added assurance of compliance with the tax law requirements, and to minimize administrative burdens. These ownership limits might also delay or prevent a transaction or a change in control of us that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. In addition, these restrictions, however, may not ensure that we will, in all cases, be able to satisfy these stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.
To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record stockholders of significant percentages of our stock, in which the record stockholders are to disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that the 5/50 Rule is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by U.S. Treasury regulations to submit a statement with its tax return disclosing the actual ownership of its stock and other information.
Effect of Subsidiary Entities
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Limited partnerships and single member limited liability companies that are wholly-owned by a REIT that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
We currently own 100% of the interests in the Operating Partnership and therefore the Operating Partnership is disregarded as separate from us for U.S. federal income tax purposes. Accordingly, all assets, liabilities and items of income, deduction and credit of the Operating Partnership are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. All of our investments are held indirectly through the Operating Partnership. We are the sole owner of the general partner of the Operating Partnership. We have control of the Operating Partnership and intend to operate it in a manner consistent with the requirements for our qualification as a REIT. The remainder of this summary assumes that the Operating Partnership is disregarded as separate from us for U.S. federal income tax purposes.
In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation other than a TRS. See “— Asset Tests” and “— Gross Income Tests” below.
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings (including potentially a 15% AMT on the AFSI of a TRS whose three-year average AFSI exceeds $1 billion), which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. We have elected, together with our wholly-owned subsidiary, Angel Oak Mortgage REIT TRS, LLC (“AOMR TRS”), for AOMR TRS to be treated as our TRS.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. See “— Gross Income Tests” and “— Asset Tests” below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible.
We intend that any property the sale or disposition of which could give rise to a “prohibited transaction” tax, including the sale of mortgage loans in connection with the issuance of REMIC securities backed by mortgage loans or other assets (“REMIC Certificates”) or the sale of REMIC Certificates themselves, will likewise be sold through AOMR TRS or another TRS of ours with the consequence that any gain realized in such a sale or disposition will be subject to U.S. federal income tax at the regular corporate rate.
We may be required to acquire and hold Fannie Mae multi-family securities, U.S. Treasury securities or other similar assets directly, using significant leverage to do so, in order for us to satisfy the requirement that securities of one or more TRSs represent not more than 20% of the value of our gross assets on each testing date, even though we might not have acquired or held such Fannie Mae multi-family securities, U.S. Treasury securities or other similar assets in the absence of that REIT qualification requirement. Additionally, the need to satisfy such 20% value test may require dividends to be distributed by one or more TRSs to us at times when it may not be beneficial to do so. We may, in turn, distribute all or a portion of such dividends to our stockholders at times when we might not otherwise wish to declare and pay such dividends. See “— Annual Distribution Requirements” below. These dividends when received by non-corporate U.S. stockholders generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements” Below. TRS distributions classified as dividends, however, will generally constitute qualifying income for purposes of the 95% gross income test but not qualifying income for purposes of the 75% gross income test. It is possible that we may wish to distribute a dividend from a TRS to us in order to reduce the value of our TRS securities below 20% of our assets but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.
Finally, we may use a TRS to the extent that it conducts servicing or other activities that give rise to fees or other similar income, the receipt of which, beyond certain limits, would be inconsistent with our continued qualification as a REIT. In that event, such income less the expenses associated with the business that produced it would be subject to U.S. federal income tax at the regular corporate rate.
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.
Gross Income Tests
In order to qualify as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by a mortgage on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, stock in other REITs;

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gain from the sale of real estate assets (other than a nonqualified publicly offered REIT debt instrument);

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income and gain derived from foreclosure property;

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amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from certain kinds of temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or disregarded entity. We generally do not intend, and as the sole owner of the general partner of the Operating Partnership do not intend to permit the Operating Partnership, to take actions we believe would cause us to fail to satisfy the gross income tests described above.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap contracts, index swap contracts, interest rate cap or floor contracts, futures or forward contracts and options or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable U.S. Treasury regulations and we enter into such transaction (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests. In addition, income from certain new hedging transactions that counteract prior qualifying hedging transactions described in (1) and (2) above may not constitute gross income for purposes of the 75% and 95% gross income tests if we properly identify the new hedging transaction as specified in applicable U.S. Treasury regulations. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of the hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the U.S. Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a

REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets.
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First, at least 75% of the value of our total assets must be represented by some combination of:

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cash and cash items;

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U.S. government securities;

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interests in real property;

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interests in mortgage loans secured by real property;

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stock (or transferable certificates of beneficial interest) in other REITs;

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debt instruments issued by publicly offered REITs;

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding our proportionate share of the assets of such REMIC; and

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debt instruments issued by “publicly offered REITs”.

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Second, of our investments not included in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets.

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Third, of our investments not included in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

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Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets (the “TRS Ownership Limitation”).

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Fifth, of our investments not included in the 75% asset class, debt instruments issued by publicly offered REITs, if they would not otherwise qualify as “real estate assets”, cannot exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if:
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the debt is not convertible, directly or indirectly, into stock;

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the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code; and

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in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which:

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are not straight debt or other excluded securities (prior to the application of this rule); and

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have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. We generally do not intend, and as the sole owner of the general partner of the Operating Partnership do not intend to permit the Operating Partnership, to take actions we believe would cause us to fail to satisfy the asset tests described above. However, if we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may, indirectly through the Operating Partnership, dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We have entered into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements act as financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
Application of Gross Income and Asset Tests to Certain Assets
We may retain or purchase excess mortgage servicing rights (“MSRs”). We may treat income derived from what we believe to be excess MSRs as “interest on obligations secured by mortgages on real property” and, therefore, as qualifying income for purposes of the 75% gross income test. We also may treat excess MSRs as assets that are “interests in mortgages on real property” and, therefore, as qualifying as real estate assets for purposes of the 75% asset test. However, it is possible that the IRS could disagree with our characterization of such excess MSRs and assert that they are not such qualifying assets and do not give rise to such qualifying income, in which case we could be subject to a penalty tax or fail to qualify as a REIT.
We may invest in residential mortgage-backed securities (“RMBS”) in which principal and interest payments are guaranteed by a U.S. government agency, such as the Government National Mortgage Association, or a government-sponsored enterprise (“GSE”) (“Agency RMBS”), that are pass-through certificates. We intend to treat these Agency RMBS pass-through certificates as interests in grantor trusts for U.S. federal income tax purposes. Consequently, we intend to be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust and, therefore, we intend to treat the Agency RMBS as qualifying assets for purposes of the 75% asset test and intend to treat interest received from Agency RMBS as qualifying income for purposes of the 75% income test.
We may also purchase RMBS that are not issued or guaranteed by a U.S. government agency or a GSE (“non-Agency RMBS”). We expect that our non-Agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. In that case, we intend to treat such REMIC interests as qualifying assets for purposes of the 75% asset test and intend to treat interest received from such REMIC interests as qualifying income for purposes of the 75% income test.

We may also invest in risk-sharing instruments issued by GSEs, or similarly structured transactions arranged by third-party market participants, that transfer a portion of the risk associated with credit losses within pools of conventional residential mortgage loans to investors such as us (“CRT securities”), that do not represent interests in REMICs or other mortgage-backed securities (“MBS”), but have been offered for purchase as “government securities.” There is no direct authority with respect to the qualification of CRT securities as real estate assets or as government securities for purposes of the 75% asset test or with respect to the treatment of CRT securities under the asset and income tests applicable to REITs. We will not treat these items as qualifying for such purposes unless we receive advice of counsel that CRT securities should be so treated. As a result, our ability to purchase CRT securities directly could be limited. Moreover, even if we were to receive the advice of counsel as described in this paragraph, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and that such income is not qualifying income, in which case we could be subject to a penalty tax or fail to qualify as a REIT. It is possible that we may be required to acquire and hold CRT securities through a TRS, with the consequent imposition of a corporate income tax on the income from our CRT investments. Other CRT securities may be offered to us and purchased by us as regular interests in REMICs, and we intend to treat such CRT securities as qualifying assets that produce qualifying income under the respective 75% tests applicable to assets and income for REIT qualification purposes.
Subject to qualifying and maintaining our qualification as a REIT under the Code, we may also invest in consumer loans and securities collateralized by a pool of assets, such as loans, credit card debt, royalties or receivables, but typically excluding mortgages. We will not treat these items as qualifying for purposes of the 75% asset test and the income from such items as qualifying for purposes of the 75% gross income test. However, we will, to the extent permitted, treat the income from such items as qualifying for purposes of the 95% gross income test. Additionally, these items will be subject to the limitations with respect to securities of a single issuer set forth above. See “— Asset Tests” above.
Phantom Income from Our Acquisition and Holding of Subordinated RMBS and CMBS and Excess MSRs
The tax accounting rules with respect to the timing and character of income and losses from our acquisition and holding of subordinated RMBS and commercial mortgage-backed securities (“CMBS”) may result in adverse tax consequences. We will be required to include in income accrued interest, original issue discount (“OID”) and, potentially, market discount (each of which will be ordinary income), with respect to subordinated RMBS and CMBS we hold, in accordance with the accrual method of accounting. Income will be required to be accrued and reported, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the underlying loans, except to the extent it can be established that such losses are uncollectible. Accordingly, we may incur a diminution in actual or projected cash flow in a given year as a result of an actual or anticipated default or delinquency but may not be able to take a deduction for the corresponding loss until a subsequent tax year. While we generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until our investments in subordinated RMBS and CMBS are disposed of in a taxable transaction or become worthless.
In addition to the foregoing, we intend to treat excess MSRs that we acquire as ownership interests in the interest payments made on the underlying pool of mortgage loans, akin to an “interest only” stripped coupon. Under this treatment, for purposes of determining the amount and timing of taxable income, each excess MSR is treated as a bond that was issued with OID on the date we acquired such excess MSR. In general, we will be required to accrue OID based on the constant yield to maturity of each excess MSR, and to treat such OID as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an excess MSR will be determined, and we will be taxed based on, a prepayment assumption regarding future payments due on the mortgage loans underlying the excess MSR. If the mortgage loans underlying an excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of OID will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an excess MSR that exceeds the amount of cash collected in respect of that excess MSR. Furthermore, it is possible that, over the life of the investment in an excess MSR, the total amount we pay for, and accrue with respect to, the excess MSR may exceed the total amount we collect on such excess MSR. No assurance can be given as to when we will be entitled to a loss or deduction for such excess and whether that loss will be a capital loss or an ordinary loss.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements” below.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
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the sum of:

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90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

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90% of the net income (after tax), if any, from foreclosure property (as described below); minus

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the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Except for distributions by “publicly offered REITs”, distributions must not be “preferential dividends” in order for such distributions to be counted towards the distribution requirement. A dividend is not a preferential dividend if it is pro rata among all outstanding stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. We believe that we did not pay preferential dividends before we became a publicly offered REIT.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rate on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. We intend to make regular quarterly distributions of at least 100% of our REIT taxable income to holders of our common stock.
If we fail to distribute during each calendar year at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain net income for such year; and

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any undistributed taxable income from prior periods;

we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior periods) and (2) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. See “— Phantom Income from our Acquisition and Holding of Subordinated RMBS and CMBS and Excess MSRs” above. In such circumstances, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% excise tax in that year, we may be required to: (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in target assets consistent with our strategy, capital expenditures or repayment of debt or (4) make a taxable distribution of shares of our common stock to holders of our common stock as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.
In the case of a taxable stock dividend, taxable stockholders receiving such distributions will be required to include the full amount of the distribution as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells shares of our common stock that it receives as a dividend in order to pay this tax, the sale proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of shares of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of shares of our common stock.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest accrued on (and may be required to pay any applicable penalties based on) the amount of any deduction taken for deficiency dividends as though it were an actual increase in our taxes.
REMIC Residual Interests, Taxable Mortgage Pools and Excess Inclusion Income
We have securitized and may continue to securitize, generally acting through a TRS, mortgage loans in the form of REMIC Certificates that result in us or our TRS holding one or more REMIC “residual interests” that give rise to EII.
We may also issue Securitized Bonds that are secured by mortgage loans or other assets to investors in a “time-tranched,” sequential pay format, in a TMP structure economically similar to sequential pay RMBS and CMBS issued in REMIC Certificates. These transactions are considered to be borrowings for U.S. federal income tax purposes rather than sales. In general, such transactions will involve our issuance of bonds or other debt instruments through an entity that is not a TRS, but rather a qualified REIT subsidiary that is disregarded, and regarded as a part of us, for U.S. federal income tax purposes. In contrast to taxable sales of mortgage loans and sales of REMIC Certificates, the transfer of mortgage loans to such an entity, and issuance by it of bonds or other debt instruments in the course of such securitizations, are not taxable events. However, the entity itself is likely to be classified as a TMP under the rules and with the consequences described below.
An entity, or a portion of an entity, may be classified as a TMP under the Code if:
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substantially all of its assets consist of debt obligations or interests in debt obligations;

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more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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the entity has issued debt obligations (liabilities) that have two or more maturities; and

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the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. In that case, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the qualification of the REIT. Rather, the consequences of TMP classification would be as described below.
A portion of the REIT’s income from the TMP arrangement will be treated as if it were EII derived from a REMIC residual interest. If the REIT distributes EII, a stockholder’s share of EII:
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cannot be offset by any net operating losses otherwise available to the stockholder,

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is subject to U.S. federal income tax as “unrelated business taxable income” (“UBTI”) in the hands of stockholders that are otherwise generally exempt from U.S. federal income tax, and

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results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption to the extent allocable to non-U.S. stockholders that are not agencies or instrumentalities of a foreign government.

In addition, if EII is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as public pension funds and government agencies and instrumentalities, we would be subject to corporate-level tax on such income, and, in that case, we may reduce the amount of distributions to those stockholders that gave rise to the tax.
While we do not intend to distribute EII to our stockholders, and instead to hold any REMIC residual interests that give rise to EII through a TRS and to retain, and to pay corporate income tax on, EII from TMPs, there can be no assurance that we will be able to do so in all situations and that our stockholders will not receive distributions of EII. Additionally, the manner in which EII is calculated, or would be distributed to stockholders, is not clear under current law. As permitted by IRS guidance in the form of an IRS Notice, we intend to make such determinations using what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used, stockholders may be required to take into account EII or the amount taken into account by one or more stockholders could be significantly increased. Tax-exempt U.S. stockholders, non-U.S. stockholders and stockholders with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors regarding the treatment of EII.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a pass-through subsidiary in which the REIT holds an equity interest, such as the Operating Partnership, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. As the sole owner of the general partner of the Operating Partnership, we intend to cause the Operating Partnership to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by it or one of its pass-through subsidiaries will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which the Operating Partnership holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% “prohibited transaction” tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at the regular corporate income tax rate. We intend that any property the sale or disposition of which could give rise to a “prohibited transaction” tax, including the sale of mortgage loans in connection with the issuance of REMIC Certificates or the sale of REMIC Certificates themselves, will be sold through a TRS.
Foreclosure Property
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Foreclosure property is real property and any personal property incident to such real property:

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that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property;

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for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and

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for which such REIT makes a proper election to treat the property as foreclosure property.

REITs generally are subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.
Failure to Qualify
In the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if:
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the violation is due to reasonable cause and not due to willful neglect;

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we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT; and

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the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).

This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at the regular corporate rate. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders, as “qualified dividend income” at a reduced maximum rate, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. However, distributions to individual U.S. stockholders during any year in which we are not a REIT will not be eligible to deduct from their taxable income one-fifth of the Qualified REIT Dividends payable. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders who hold our stock that are not tax-exempt organizations. For these purposes, a “U.S. stockholder” is a beneficial owner of our stock who for U.S. federal income tax purposes is:
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a citizen or resident of the U.S.;

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a corporation (including an entity treated as a corporation) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of our common stock by the partnership.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. However, the TCJA generally may allow such stockholders to deduct from their taxable income one-fifth of the Qualified REIT Dividends payable to them for taxable years before January 1, 2026. To qualify for this deduction, the stockholder receiving a Qualified REIT Dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. U.S. stockholders are urged to consult their tax advisors as to their ability to claim this deduction.
In determining the extent to which a distribution with respect to shares of our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to shares of our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in shares of our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of U.S. stockholders who are individuals, and ordinary income rates for corporations.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
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the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

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the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

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the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

In addition, the total amount of dividends that we may designate as “qualified dividend income” or “capital gain dividends” may not exceed our dividends paid for the taxable year. Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— U.S. Federal Income Tax Considerations as a REIT — Taxation of Angel Oak — General” and “— U.S. Federal Income Tax Considerations as a REIT — Annual Distribution Requirements” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits. Under the TCJA, as modified by the Coronavirus Aid, Relief, and Economic Security Act, net operating losses can be carried forward indefinitely, but the deduction for net operating losses is limited to 80% of current year taxable income. To the extent that in the future we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements.
While we do not intend to distribute EII to our stockholders, and instead to hold any REMIC residual interests that give rise to EII through a TRS and to retain, and to pay corporate income tax on, EII from TMPs, there can be no assurance that we will be able to do so in all situations and that our stockholders will not receive distributions of EII. If EII from a TMP is distributed to a stockholder, that income will be taxable in the hands of the stockholder and will not be offset by any net operating losses of the stockholder that would otherwise be available. See “— U.S. Federal Income Tax Considerations as a REIT — REMIC Residual Interests, Taxable Mortgage Pools and Excess Inclusion Income” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to EII.
Dispositions of Our Common Stock
In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of shares of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in shares of our common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (as discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a reduced maximum U.S. federal income tax rate, if shares of our common stock are held for more than one year, and will be taxed at ordinary income rates if shares of our common stock are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the regular corporate rate, whether or not classified as long-term capital gains.
Stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax
Certain U.S. stockholders, who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and other income, including capital gain from the sale or disposition of our common stock.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that:
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a tax-exempt U.S. stockholder has not held shares of our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder);

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shares of our common stock are not otherwise used in an unrelated trade or business; and

we do not hold an asset that gives rise to EII, distributions from us and income from the sale of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.
We may engage in securitization transactions that result in our holding one or more REMIC residual interests giving rise to EII. Additionally, to the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, a portion of the dividends paid to a tax-exempt U.S. stockholder that is allocable to EII may be treated as UBTI. While we do not intend to distribute EII to our stockholders, and instead to hold any REMIC residual interests that give rise to EII through a TRS and to retain, and to pay corporate tax on, EII from any TMPs, there can be no assurance that we will be able to do so in all situations and that our stockholders will not receive distributions of EII. If EII is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as public pension funds and government agencies and instrumentalities, we would be subject to corporate-level tax on such income, and, in that case, we may reduce the amount of distributions to those stockholders that gave rise to the tax. See “— U.S. Federal Income Tax Considerations as a REIT — REMIC Residual Interests, Taxable Mortgage Pools and Excess Inclusion Income” above.
Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investments in shares of our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. We do not expect to become a “pension-held REIT” and the ownership limitations will aid in that effort, but there are no specific ownership limitations with respect to the rules relating to pension-held REITs in our governing documents. Accordingly, there can be no assurance that we will be able to avoid being treated as a “pension-held REIT.”
A tax-exempt U.S. stockholder that is subject to tax on its UBTI will generally be required to segregate its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI. Certain tax-exempt U.S. stockholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state and local tax consequences of owning shares of our common stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock applicable to non-U.S. stockholders. For these purposes, a “non-U.S. stockholder” is a beneficial owner of our stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders. In addition, this discussion assumes that:
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you will not have held more than 10% of shares of our common stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of shares of our common stock or receive distributions from us;

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our common stock is and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), although there can be no assurance that this will continue to be the case; and

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you are not a “qualified shareholder”, as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

If you are a non-U.S. stockholder, and in particular a non-U.S. stockholder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” within the meaning of

FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.
Ordinary Dividends
The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as EII will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See “— U.S. Federal Income Tax Considerations as a REIT — REMIC Residual Interests, Taxable Mortgage Pools and Excess Inclusion Income” above. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the stock otherwise distributable in such dividend and use such stock or the proceeds of such disposition to satisfy the U.S. federal withholding tax imposed. Foreign sovereigns and their agencies and instrumentalities, including “controlled entities” that are not “controlled commercial entities” (within the meaning of Section 892 of the Code) will generally be eligible for an exemption from U.S. federal withholding on such items of income.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in shares of our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
Unless either (1) the non-U.S. stockholder’s investment in shares of our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to U.S. federal withholding at the rate applicable to dividends. However, the non-U.S. stockholder may, provided certain conditions are met, seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.
Capital Gain Dividends
Capital gain dividends received by a non-U.S. stockholder from a REIT are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in shares of our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). In addition, under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to a gain from disposition of a “U.S. real property interest” held by us directly or through pass-through subsidiaries, will be treated as a distribution subject to the rules discussed above under “— Ordinary Dividends.”

Dispositions of Our Common Stock
Gain from the sale of shares of our common stock will generally not be subject to U.S. federal income or withholding tax in the case of a non-U.S. stockholder, except in two cases: (1) if the non-U.S. stockholder’s investment in shares of our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Other U.S. Federal Income Tax Withholding and Reporting Requirements
The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code currently impose a 30% withholding tax on U.S.-source dividends, interest and other income items paid to (1) foreign financial institutions that do not agree to comply with certain diligence, reporting and withholding obligations with respect to their U.S. accounts and (2) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30% would apply to dividends paid to certain foreign entities unless various information reporting requirements are satisfied. Recently issued proposed U.S. Treasury regulations, which non-U.S. stockholders may rely on, eliminate the FATCA withholding tax on gross proceeds, but such regulations are currently only in proposed form and are subject to change. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (1) accepts deposits in the ordinary course of a banking or similar business, (2) is engaged in the business of holding financial assets for the account of others or (3) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of shares of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in shares of our common stock.
Legislative or other actions affecting REITs could materially and adversely affect us and our stockholders
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us. We cannot predict how changes in the tax laws might affect us or our stockholders. New legislation, U.S. Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification.

PLAN OF DISTRIBUTION
We and the Operating Partnership may sell any securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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through underwriters or dealers;

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directly to purchasers;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we or the Operating Partnership will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We and the Operating Partnership, as applicable, will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We and the Operating Partnership, as applicable, may sell the securities directly. In this case, no underwriters or agents would be involved. We and the Operating Partnership, as applicable, may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we and the Operating Partnership, as applicable, will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we and the Operating Partnership, as applicable, inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and the Operating Partnership, as applicable, may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We and the Operating Partnership, as applicable, will describe the terms of any sales of these securities in the applicable prospectus supplement.
At the Market Offerings
We and the Operating Partnership, as applicable, may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and the Operating Partnership, as applicable. Any remarketing firm will be identified and the terms of its agreements, if any, with us and the Operating Partnership, as applicable, and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we and the Operating Partnership, as applicable, so indicate in the applicable prospectus supplement, we and the Operating Partnership, as applicable, may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the Operating Partnership at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We and the Operating Partnership may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or the Operating Partnership in the ordinary course of their businesses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. In addition, the description of U.S. federal income tax consequences contained in the section entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Angel Oak Mortgage REIT, Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.angeloakreit.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.
This prospectus is only part of a registration statement on Form S-3 that we and the Operating Partnership have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We and the Operating Partnership have also filed exhibits to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2023;

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the portions of our Definitive Proxy Statement on Schedule 14A filed on April 3, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

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our Current Reports on Form 8-K filed on January 24, 2024, March 25, 2024, March 26, 2024, March 28, 2024, May 6, 2024, May 16, 2024 and June 26, 2024; and

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the description of our common stock included in our registration statement on Form 8-A filed on June 14, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Angel Oak Mortgage REIT, Inc., 3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326, Attention: Investor Relations, Telephone: (404) 953-4900.

$75,000,000
Angel Oak Mortgage REIT, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities
BTIG
Piper Sandler
RBC Capital Markets
Wells Fargo Securities
August 8, 2024